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                                                                           99.01

           VeriSign Completes Acquisition of Illuminet Holdings, Inc.

MOUNTAIN VIEW, CA, December 12, 2001 - VeriSign, Inc. (Nasdaq: VRSN), the leading provider of digital trust services, today announced the completion of its acquisition of Olympia, WA-based Illuminet Holdings, Inc. (Nasdaq: ILUM), a leading provider of intelligent network and signaling services to communications carriers. VeriSign previously announced a definitive agreement to acquire Illuminet on September 24, 2001.

The combined capabilities and resources of VeriSign and Illuminet include an IP data infrastructure that serves 6.5 million customers and handles more than 5 billion daily connections and transactions and a SS7 network that provides critical call set-up, routing and telephony services to 900 telecommunications companies.

Conference Call:

VeriSign will host a conference call at 7:30 a.m. (Pacific) on Thursday, December 13, 2001, to discuss the Illuminet closing. A listen-only live broadcast of the conference call will be available at www.verisign.com. The live
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teleconference can also be accessed by direct dial at (800) 810-0924. A replay of the teleconference will also be available at (888) 203-1112 (passcode:
753490) beginning at 10:30am (Pacific) on December 13, 2001 and running through December 20, 2001.

About VeriSign

VeriSign, Inc. (Nasdaq:VRSN) is the leading provider of digital trust services that enable everyone, everywhere to engage in commerce and communications with confidence. VeriSign's digital trust services create a trusted environment through three core offerings-Web identity, authentication and payment services -powered by a global infrastructure that manages more than 5 billion network connections and transactions a day. Additional news and information about the company is available at www.verisign.com.
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About Illuminet

Founded in 1981, Illuminet (NASDAQ:ILUM) is a leading provider of advanced nationwide signaling and intelligent network services to the communications industry. Connection to the Illuminet network gives carriers access to the system of signaling networks of nearly the entire U.S. public-switched telecommunications infrastructure through a single source. Illuminet specializes in SS7 network services and intelligent network solutions for services such as calling name delivery, calling card validation, domestic and international wireless roaming, wireless clearing, number portability, network usage measurement, network management, Operations Support System (OSS) interconnection services, toll-free and other specialized database access functions. The company also provides prepaid wireless services, including real-time account management, through its subsidiary National Telemanagement Corporation, based in Dallas, TX. Illuminet's headquarters are at 4501 Intelco Loop SE, Lacey, WA 98503; (360) 493-6000; www.illuminet.com.
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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others: VeriSign's limited operating history under its current business structure; the risk that the VeriSign and Illuminet businesses will not be integrated successfully and unanticipated costs of such integration; uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization; failure of the combined company to successfully manage relationships with customers, suppliers and strategic customers; network outages, network capacity constraints or security breaches; failure of the combined company's customers to accept new services or to continue using the products and services of the combined company; and competition in the various markets serviced by the combined company. More information about potential factors that could affect the company's business and financial results is included in VeriSign's filings with the Securities and Exchange Commission, especially in the company's Annual Report on Form 10-K for the year ended December 31, 2000, Registration Statement on Form S-4 filed on October 10, 2001 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2001 and September 30, 2001. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VeriSign is a registered trademark of VeriSign, Inc. Other names may be trademarks of their respective owners.

Contact Media Relations: Cheryl Regan, cregan@verisign.com, 703/948-4472
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Investor Relations: Katie Ochsner, kochsner@verisign.com, 650-426-3512
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